Exhibit (p)(1)



                             BURNHAM INVESTORS TRUST

                              AMENDED AND RESTATED
                    CODE OF ETHICS AND PROCEDURES PURSUANT TO
               RULE 17J-1 UNDER THE INVESTMENT COMPANY ACT OF 1940

I.   GENERAL PRINCIPLES.

     Rule 17j-1(b) under the Investment Company Act of 1940 makes it unlawful for any ACCESS PERSON of Burnham Investors Trust (the "Trust"), in connection with the purchase or sale, directly or indirectly, by that person of a security held or to be acquired by any of the Trust's series (the "Funds"):

          1. To employ any device, scheme or artifice to defraud the Trust or the Funds;

          2. To make to the Trust or the Funds any untrue statement of a material fact or omit to state to the Trust or the Funds a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust or the Funds; or

          4. To engage in any manipulative practice with respect to the Trust or the Funds.

     Rule 17j-1(c) requires the Trust to adopt a written code of ethics containing provisions reasonably necessary to prevent its access persons from engaging in any act, practice or course of business prohibited by Rule 17j-1(b). Rule 17j-1(c) also requires the Trust to use reasonable diligence and institute procedures reasonably necessary to prevent violations of this code.

     The board of trustees of the Trust understands that Burnham Asset Management Corporation, the investment adviser of the Trust (the "Adviser"), and Burnham Securities Inc., the principal underwriter of the Trust (the "Distributor"), have jointly adopted a code of ethics (the "adviser code") containing similar provisions.

     Accordingly, the code of ethics of the Trust is set forth below:

II.  DEFINITIONS.

     Terms in BOLDFACE TYPE have special meanings as used in this Code. To understand this Code, you need to read the definitions of these terms set forth below.

     A.   "ACCESS PERSON" means

          1. Any trustee, director, officer or ADVISORY PERSON of the Trust, the Adviser or any other investment adviser to the Trust, except for any advisers to the money market Funds ("Other Adviser").

          2.   Any director or officer of the Distributor:

               a. Who, in the ordinary course of business, makes, participates in, obtains or has access to information about the purchase or sale of COVERED SECURITIES by any Fund, or

               b. Whose functions or duties in the ordinary course of business relate to the making of any recommendation to any Fund about the purchase or sale of COVERED SECURITIES.

     B. "ACQUISITION" OR "ACQUIRE" includes any purchase and the receipt of any gift or bequest of any COVERED SECURITY.

     C.   "ADVISORY PERSON" means

          1. Any employee of the Trust, the Adviser or any Other Adviser (or of any company in a control relationship to the Adviser or any such investment adviser)

               a. Who, in connection with his or her regular functions or duties, makes, participates in or obtains information about the purchase or sale of securities held or to be acquired by any Fund, or

               b. Whose functions or duties relate to the making of any recommendations about the purchases or sales by any Fund; and

          2. Any natural person in a control relationship to the Adviser or any Other Adviser who obtains information concerning recommendations made to any Fund about the purchase or sale of securities held or to be acquired.

     D.   "AFFILIATE ACCOUNT" means, as to any access person, an account

          1.   Of any family member of the ACCESS PERSON;

          2. For which the ACCESS PERSON acts as a custodian, trustee or other fiduciary;

          3. Of any corporation, partnership, joint venture, trust, company or other entity which is neither subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") nor registered under the 1940 Act and in which the ACCESS PERSON or a family member has a direct or indirect BENEFICIAL OWNERSHIP; and

          4.   Of any trustee or officer of the Trust.

     E. "BENEFICIAL OWNERSHIP" means a direct or indirect "pecuniary interest" (as defined in subparagraph (a)(2) of Rule 16a-1 under the 1934 Act) that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. While the definition of "pecuniary interest" in subparagraph
          (a)(2) of Rule 16a-1 is complex, this term generally means the opportunity directly or indirectly to profit or share in any profit derived from a transaction in a security. An ACCESS PERSON is presumed to have beneficial ownership of any family member's account.

     F. "BUSINESS DAY" refers to any day on which the New York Stock Exchange is open for business.

     G. "CHIEF COMPLIANCE OFFICER"(or "CCO") means any officer or employee of the Trust designated to receive and review reports of purchases and sales by ACCESS PERSONS, or his or her designee.

     H.   "CONTROL" has the same meaning as in section 2(a)(9) of the 1940 ACT.
          Section 2(a)(9) defines "control" as the power to exercise a controlling influence over the management or policies of a company, unless this power is solely the result of an official position with the company.

     I. "COVERED SECURITY" means a security as defined in section 2(a)(36) of the 1940 Act (this includes, but is not limited to, any common or preferred stock, note, bond, option, warrant, limited partnership or limited liability company membership interest, or investment contract) other than:

          1.   Direct obligations of the government of the United States.

          2. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

          3. Shares issued by open-end management investment companies registered under the 1940 ACT, except, for purposes of this Code of Ethics, shares issued by any Fund.

          4. Any other security determined by the Securities and Exchange Commission ("SEC") or its staff to be excluded from the definition of "covered security" contained in rule 17j-1 under the 1940 Act.

     J.   "COVERED SECURITY HELD OR TO BE ACQUIRED" means:

          1.   Any COVERED SECURITY which, within the most recent 15 days:

                    a.   Is or has been held by any Fund; or

                    b. Is being or has been considered by the Adviser or any Other Adviser for purchase by any Fund. A COVERED SECURITY is "being or has been considered for purchase" when the portfolio manager for a Fund is giving or has given serious consideration to a purchase of the COVERED SECURITY; AND.

          2. Any option to purchase or sell, and any security convertible into, or exchangeable for, a COVERED SECURITY described in paragraph 1 of this definition.

     K. "DISINTERESTED TRUSTEE" means a trustee of the Trust who is not an "interested person" of the Trust, the Adviser, any Other Adviser or the Distributor within the meaning of section 2(a)(19) of the 1940 ACT.

     L. "DISPOSITION" OR "DISPOSE" includes any sale and the making of any personal or charitable gift of COVERED SECURITIES.

     M.   "FAMILY MEMBER" of an ACCESS PERSON means

          1.   That person's spouse or minor child,

          2. Any adult related by blood, marriage or adoption to the ACCESS PERSON (a "relative") who shares the ACCESS PERSON's household and

          3. Any relative dependent on the ACCESS PERSON for financial support.

     N. "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933 (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of section 13 or 15(d) of the 1934 Act.

     O. "LIMITED OFFERING" means an offering that is exempt from registration under the 1933 Act pursuant to section 4(2) or section 4(6) of the 1933 Act or rule 504, 505 or 506 under the 1933 Act.

     P. "MATERIAL NON-PUBLIC INFORMATION" about an issuer is information, not yet released to the public, that would have a substantial likelihood of affecting a reasonable investor's decision to buy or sell any securities of that issuer.

     Q. "1940 ACT" means the Investment Company Act of 1940 and the rules thereunder, both as amended from time to time, and any order or orders thereunder which may from time to time be applicable to any Fund.

     R. "PURCHASE OR SALE OF A SECURITY" includes, among other things, transactions in options to purchase or sell a security.

     S.   "SECURITY" has the same definition as in section 2(a)(36) of the 1940
          Act.

     T. "UNLAWFUL ACTION" means any of the actions, engaged in by an ACCESS PERSON of the Trust, the Adviser, any Other Adviser or the Distributor, listed in paragraphs 1 through 4 of the Introduction to this code.

III. PROHIBITED PURCHASES AND SALES.

     A.   TIMING OF PERSONAL TRANSACTIONS.

          1.   General

               Except in accordance with the ADVISER'S and the Trust's procedures governing aggregation and allocation of trades, no access person may purchase or sell, directly or indirectly, any covered security in which the access person or an affiliate account has, or by reason of the transaction acquires, any direct or indirect beneficial ownership if the access person knows or reasonably should know that the covered security, at the time of the purchase or sale:

                    a.   Is being considered for purchase or sale by a Fund; or

                    b.   Is being purchased or sold by a Fund.

               2.   Exceptions.

                    The CHIEF COMPLIANCE OFFICER may grant exceptions to this general restriction if, in their judgment:

                    a. a proposed transaction would be unlikely to affect trading in or the market value of the Security and, therefore, would be unlikely to harm any Fund;

                    b. a proposed transaction is non-volitional on the part of the person effecting the transaction;

                    c. a proposed transaction is clearly not related economically to the Securities to be acquired, disposed of or held by the Fund

                    d. a proposed transaction is, in light of all relevant facts and circumstances, otherwise not disadvantageous to the Fund;

                    e. the ACCESS PERSON is effectively separated from information about the Fund's trade; or

                    f. the price received by the ACCESS PERSON is the same or worse than the price received by the Fund.

               3.   Pricing.

               If any ACCESS PERSON purchases or sells a COVERED SECURITY for his own account, or for an account in which he has direct or indirect BENEFICIAL OWNERSHIP, on the same day as a transaction in the same SECURITY for a Fund (of which the ACCESS PERSON was aware or should have been aware), the Fund will receive a price not less favorable than the price received by the ACCESS PERSON, to the extent of the size of the ACCESS PERSON'S transaction. If, however, in the opinion of the CHIEF COMPLIANCE OFFICER, a transaction in a COVERED SECURITY by an ACCESS PERSON would adversely affect the price of a transaction for a Fund that could not be rectified by switching prices, the ACCESS PERSON must forego the transaction until such time that it will not adversely affect transactions for the Fund. The CHIEF COMPLIANCE OFFICER must review the transaction, within a reasonable time after it has been completed.

               The price adjustment provisions will not apply to transactions which would otherwise be covered by the provisions of this section but which are:

               - purchases or sales effected in any account over which the ACCESS PERSON (including the MANAGER) or the ADVISER have no direct or indirect influence or control;

               - purchases or sales which are non-volitional on the part of either the ACCESS PERSON or the Fund;

               - purchases which are a part of an automatic dividend reinvestment plan; or

               -    purchases and sales of mutual fund shares.

               If ACCESS PERSONS have accounts with the same broker-dealers that effect securities transactions for the Funds, the ADVISER may include transactions for ACCESS PERSON in a bunched order with transactions for a Fund. In this case, the ACCESS PERSON will receive the same price as the Fund. If, however, in the ADVISER'S opinion, bunching transactions for ACCESS PERSONS with Fund orders would adversely affect the price of the bunched order, the ADVISER will forego transactions for ACCESS PERSON until such time that they will not adversely affect transactions for the Fund.

          B.   PROHIBITION AGAINST ABUSIVE TRADING PRACTICES IN FUND SHARES.

               Engaging in short-term trading practices or other potentially abusive trading in shares of a Fund may violate Rule 17j-1(b) and/or the stated policies of the Funds. Accordingly, access persons are prohibited from engaging or attempting to engage in excessive trading and exchange activity or other potentially abusive trading in contravention of any stated policy of the Funds.

          C.   IMPROPER USE OF INFORMATION.

               No ACCESS PERSON may use his or her knowledge about the securities transactions or holdings of a Fund in trading for any account that is directly or indirectly BENEFICIALLY OWNED by the ACCESS PERSON or for any AFFILIATE ACCOUNT. Any investment ideas developed by an ACCESS PERSON must be made available to the Funds before the ACCESS PERSON may engage in personal transactions or transactions for an AFFILIATE ACCOUNT based on these ideas.

          D.   FRONT-RUNNING.

               No ACCESS PERSON may engage in front-running an order or recommendation for a Fund, regardless of who is handling or generates the order or recommendation. Front-running means purchasing or selling the same or underlying securities, or derivatives based on these securities, ahead of and based on a knowledge of Fund securities transactions that are likely to affect the value of these securities.

          E.   INITIAL PUBLIC OFFERINGS AND LIMITED OFFERINGS.

               Each ADVISORY PERSON must obtain approval from the compliance supervisor before directly or indirectly acquiring beneficial ownership in any securities in an initial public offering or in a limited offering.

          F.   BLACKOUT PERIODS.

               1. An ACCESS PERSON may not buy or sell a COVERED SECURITY held by or to be acquired for investment accounts in which the ACCESS PERSON has any direct or indirect BENEFICIAL OWNERSHIP for one BUSINESS DAY before and one BUSINESS DAY after a Fund's transaction in that COVERED SECURITY.

               2. The primary portfolio manager of each Fund is prohibited from buying or selling a COVERED SECURITY for any account in which the portfolio manager has any direct or indirect BENEFICIAL OWNERSHIP, for three BUSINESS DAYS before the Fund trades in that security.

               3. If, under an exception from the CCO, a primary portfolio manager purchases a COVERED SECURITY within three business days before the purchase of the same COVERED SECURITY by a Fund for which the portfolio manager serves as such will be required to hold the purchased security for a minimum period of three calendar months. Unless the CHIEF COMPLIANCE OFFICER grants an exception, an ACCESS PERSON who sells the security before the expiration of the three-month period must disgorge any profit realized on the premature sale.

               4. If, under an exception from the CCO, a primary portfolio manager sells a COVERED SECURITY within three BUSINESS DAYS before a sale of the same COVERED SECURITY by a Fund and who received a higher share or unit price than the Fund must disgorge that part of the ACCESS PERSON'S sale proceeds that is attributable to the higher price.

          G.   DISINTERESTED TRUSTEES

               1. No disinterested trustee may purchase or sell any security identified at a formal meeting of the board of trustees of the Trust within two business days after the adjournment of the meeting.

               2. If a disinterested trustee obtains information about an actual or proposed Fund transaction in a security, the trustee may not knowingly purchase or sell that security within two business days after the Fund's transaction.

               3. If a disinterested trustee recommends a security transaction to or for any Fund, the trustee may not purchase or sell that security within two business days before or after making the recommendation.

     IV.  EXEMPTED TRANSACTIONS.

          The  prohibitions of section III of this code do not apply to:

          A. NON-CONTROLLED ACCOUNTS. Purchases or sales effected in any account over which the ACCESS PERSON has no direct or indirect influence or control. An account will not be treated as a non-controlled account under this Code unless the CHIEF COMPLIANCE OFFICER has received from the Access Person's third party investment manager a letter affirming that the Access Person does not have the ability to exercise discretion over the account.

          B. INELIGIBLE SECURITIES. Purchases or sales of securities which are not eligible for purchase or sale by any Fund.

          C. NON-VOLITIONAL TRANSACTIONS. Purchases or sales which are non-volitional on the part of the access person.

          D. AUTOMATIC DIVIDEND REINVESTMENTS. Purchases which are part of an automatic dividend reinvestment plan.

          E. EXERCISES AND SALES OF RIGHTS. Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent these rights were acquired from the issuer, and sales of these rights so acquired.

          F. GIFTS. The receipt of securities as gifts and bequests and the making of personal or charitable gifts or bequests of securities.

          G. PRE-APPROVED TRANSACTIONS. Purchases or sales that receive the prior approval of the CHIEF COMPLIANCE OFFICER or a member of the Adviser's investment committee, because:

               1.   They are only remotely potentially harmful to the Funds,

               2. They would be unlikely to affect a highly institutional market, or

               3. They clearly are not related economically to the securities to be purchased, sold or held by the Funds.

     V.   REPORTING.

          An ACCESS PERSON must submit to the CHIEF COMPLIANCE OFFICER supervisor, on forms designated by the CHIEF COMPLIANCE OFFICER, the following reports as to all covered securities and brokerage accounts in which the ACCESS PERSON has, or by reason of a transaction, acquires BENEFICIAL OWNERSHIP.

          A. INITIAL HOLDINGS REPORTS. Not later than 10 days after an access person becomes an ACCESS PERSON, the following information:

               1. The title and type of security, the exchange ticker symbol or CUSIP number, number of shares and principal amount of each COVERED SECURITY in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP when the ACCESS PERSON became an ACCESS PERSON;

               2. The name of any broker, dealer or bank with whom the access person maintained an account containing securities (INCLUDING BUT NOT LIMITED TO COVERED SECURITIES) in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP as of the date the ACCESS PERSON became an ACCESS PERSON; and

               3.   The date the report is being submitted by the ACCESS PERSON.

               An ACCESS PERSON may submit a copy of the most recent brokerage account statement(s) containing the required information, provided it is dated as of a date no more than 45 days before becoming an ACCESS PERSON. Note that interests in any COVERED SECURITY not held in a brokerage account must be reported separately.

          B. QUARTERLY UPDATE OF BROKERAGE ACCOUNTS. Not later than 30 calendar days after the end of each calendar quarter, an ACCESS PERSON must report the establishment of any new account containing securities (INCLUDING BUT NOT LIMITED TO COVERED SECURITIES) in which the ACCESS PERSON had a direct or indirect BENEFICIAL OWNERSHIP during the quarter, including the following information:

                    1. The name of the broker, dealer or bank with whom the access person established the account;

                    2.   The date the account was established; and

                    3. The date the report is being submitted by the access person.

          C. QUARTERLY TRANSACTION REPORTS. Not later than 30 calendar days after the end of each calendar quarter, each ACCESS PERSON must report to the CHIEF COMPLIANCE OFFICER the following information:

               1. COVERED SECURITIES Transactions. For any acquisition or disposition during the calendar quarter of a COVERED SECURITY in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP:

                    a. The date of the acquisition or disposition, the title, the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each COVERED SECURITY;

                    b. The nature of the acquisition or disposition (i.e., purchase, sale, gift or any other type of acquisition or disposition);

                    c. The price of the COVERED SECURITY at which the acquisition or disposition was effected;

                    d. The name of the broker, dealer or bank with or through which the acquisition or disposition was effected; and

                    e. The date the report is being submitted by the ACCESS PERSON.

               2. IF THERE ARE NO TRANSACTIONS OR NEW ACCOUNTS. If no reportable transactions in any COVERED SECURITIES were effected or new accounts opened during a calendar quarter, the affected Access Person must submit to the CHIEF COMPLIANCE OFFICER, within 30 calendar days after the end of the quarter, a report stating that no reportable COVERED SECURITIES transactions were effected and no new accounts were opened during the quarter.

               3. DUPLICATE BROKERAGE CONFIRMATIONS. For transactions executed through a broker, an access person may fulfill his or her reporting requirement under this section by directing the broker(s) to transmit to the Chief Compliance Officer duplicate confirmations of these transactions, provided this information is furnished within 30 calendar days of the end of the quarter. The duplicate confirmations should be addressed "Personal and Confidential." Note that transactions in any COVERED SECURITY not held in a brokerage account must be reported separately on a quarterly basis.

          D. ANNUAL HOLDINGS REPORTS. By a date specified by the CHIEF COMPLIANCE OFFICER and as of a date within 45 days before this reporting deadline, the following information:

               1. The title and type of security, the exchange ticker symbol or CUSIP number, the number of shares and principal amount of each COVERED SECURITY in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP;

               2. The name of any broker, dealer or bank with whom the ACCESS PERSON maintained an account containing securities (INCLUDING BUT NOT LIMITED TO COVERED SECURITIES) in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP; and

               3.   The date the report is being submitted by the ACCESS PERSON.

                    An ACCESS PERSON may comply with this requirement by directing their broker(s) to transmit to the CHIEF COMPLIANCE OFFICER a duplicate account statement(s) containing the required information within 30 days following the end of the reporting period. Note that holdings of interests in any COVERED SECURITY not held in a brokerage account must be reported separately on an annual basis.

          E.   REPORTING EXEMPTION FOR DISINTERESTED TRUSTEES.

               A disinterested trustee of the Trust need not make:

               1.   An initial holdings report under section V.A;

               2.   An annual holdings report under section V.D; or

               3. A quarterly transaction report under section V.B or V.C, unless the trustee, at the time of that transaction, knows or, in the ordinary course of fulfilling his official duties as a trustee, should know that, during the 15-day period immediately before or immediately after the transaction date, that security:

                    a.   Was purchased or sold by a Fund; or

                    b. Was being considered by a Fund, the Adviser or any other investment adviser for purchase or sale by the Fund.

          F. DISCLAIMER OF BENEFICIAL OWNERSHIP. Any report submitted by an access person in accordance with this code may contain a statement that the report will not be construed as an admission by that person that he or she has any direct or indirect beneficial ownership in any covered security or brokerage account to which the report relates. The existence of any report will not by itself be construed as an admission that any event included in the report is a violation of this code.

          G. ALTERNATIVE REPORTING PROCEDURES. To the extent consistent with Rule 17j-1 under the 1940 Act, and rule 204-2(a)(12) under the Investment Advisers Act of 1940, the CHIEF COMPLIANCE OFFICER may approve other alternative reporting procedures.

          H.   INITIAL AND ANNUAL CERTIFICATION OF COMPLIANCE.

               Each ACCESS PERSON, including each disinterested trustee, must certify annually (by a date specified by and on the form designated by the compliance supervisor) that the access person:

               1. Has received, read and understand this Code and recognizes that the he or she is subject to the Code;

               2.   Has complied with all the requirements of this Code; and

               3. Has disclosed or reported to the CHIEF COMPLIANCE OFFICER all personal securities transactions and holdings of COVERED SECURITIES and all accounts required by this Code to be disclosed or reported.

     VI.  OTHER RESPONSIBILITIES.

          A. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. No ACCESS PERSON, except in the course of his or her duties, may reveal to any other person any information about securities transactions being considered for, recommended to or executed on behalf of any Fund.

          B. NO INSIDER TRADING. NO ACCESS PERSON may purchase or sell securities while in possession of Material Non-Public Information about the issuer of the securities or communicate Material Non-Public Information to any other person.

          C. ACCEPTANCE OF GIFTS FROM BUSINESS CONTACTS. ACCESS PERSONS may not give or accept any gift or other item of more than a DE MINIMIS value (i.e., no more than $100 in value) from any person or entity that does business with or on behalf of any Fund. These items do not include the following:

               1.   Unsolicited entertainment, or

               2. Occasional business meals or promotional business items consistent with customary business practice.

          D. SERVICE AS A DIRECTOR. ACCESS PERSONS (other than Disinterested Trustees) may not serve on the board of directors of any publicly traded company without the prior approval of the CHIEF COMPLIANCE OFFICER. This approval will be based upon a determination that the board service would be consistent with the interests of the Trust.

          E. DUTY TO REPORT VIOLATIONS. All ACCESS PERSONS must report any violation of this Code to the CHIEF COMPLIANCE OFFICER.

     VII. CONFIDENTIALITY.

          All information obtained from any Access Person under this Code normally will be kept in strict confidence by the Trust, except as follows:

          A. LEGALLY REQUIRED DISCLOSURE. Reports of transactions and other information obtained under this code may be made available to the SEC, any other regulatory or self-regulatory organization or any other civil or criminal authority or court to the extent required by law or regulation or to the extent considered appropriate by the trustees of the Trust.

          B. DISCLOSURE TO MANAGEMENT, CLIENTS AND COUNSEL. In the event of violations or apparent violations of the code, this information may be disclosed to the trustees and officers of the Trust, to appropriate management and supervisory personnel of the Adviser, any Other Adviser or the Distributor and to any legal counsel to the Trust or the above persons.

     VIII. DUTIES OF THE COMPLIANCE SUPERVISOR.

          A. IDENTIFYING AND NOTIFYING ACCESS PERSONS. The CHIEF COMPLIANCE OFFICER will identify each access person and notify each access person that the person is subject to this code of ethics, including the reporting requirements.

          B. PROVIDING INFORMATION TO ACCESS PERSONS. The CHIEF COMPLIANCE OFFICER will furnish all ACCESS PERSONS with a copy of this Code and provide advice, with the assistance of counsel, about the interpretation of this code.

          C. PRE-CLEARANCE OF TRANSACTIONS. The CHIEF COMPLIANCE OFFICER will review each request for pre-clearance to trade in any COVERED SECURITY and grant or deny such requests in writing, based on any factors he deems relevant.

          D. REVIEWING REPORTS. The CHIEF COMPLIANCE OFFICER will review the reports submitted by each ACCESS PERSON or confirmations or account statements submitted in lieu thereof, to determine whether there may have been any transactions prohibited by this code of ethics.

          E.   MAINTAINING RECORDS. The CHIEF COMPLIANCE OFFICER will:

               1. Preserve in an easily accessible place a copy of this Code of Ethics and any other code of ethics that has been in effect at any time within the past five years;

               2. Maintain in an easily accessible place a list of all ACCESS PERSONS who are, or within the past five years have been, required to make reports;

               3. Preserve for a period of not less than five years from the end of the fiscal year in which it was made, the first two years in an easily accessible place, a copy of each report submitted by an access person and a copy of any written memoranda prepared by the CHIEF COMPLIANCE OFFICER in connection therewith;

               4. Preserve in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs a record of any violation of this code of ethics and of any action taken as a result of that violation;

               5. Preserve for a period of not less than five years from the end of the fiscal year in which it was made, the first two years in an easily accessible place, a copy of

                    a. Each report made to the board of trustees of the Trust, including any written report describing any material violations of the code or procedures or sanctions imposed in response to material violations and

                    b. Any documents certifying that the Trust, the Adviser, any Other Adviser or the Distributor has adopted procedures reasonably necessary to prevent ACCESS PERSONS from violating this code; and

               6. Maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by an ADVISORY PERSON of securities in an INITIAL PUBLIC OFFERING or LIMITED OFFERING for at least five years after the end of the fiscal year in which the approval is granted.

     IX.  SANCTIONS.

          Upon determining that an ACCESS PERSON has violated this Code, the trustees of the Trust or the CHIEF COMPLIANCE OFFICER, after consulting with the trustees and/or the ACCESS PERSON'S supervisor, may impose such sanctions as the board of the Trust or the CHIEF COMPLIANCE OFFICER deems appropriate. These include, but are not limited to, a letter of censure, disgorgement of profits obtained in connection with a violation, the imposition of fines, restrictions on future personal trading, termination of the ACCESS PERSON'S position or relationship with the Trust or referral to civil or criminal authorities.

     X.   APPROVAL OF CODES OF ETHICS AND AMENDMENTS.

          The board of trustees of the Trust, including a majority of disinterested trustees, must approve (1) this code of ethics, the adviser code and the code of ethics of any Other Adviser and (2) any material changes to any of these codes.

          A. BOARD FINDINGS. The board of trustees must base its approval of any of these codes and any material changes to that code on a determination that the code contains provisions reasonably necessary to prevent access persons from engaging in any unlawful actions.

          B. CERTIFICATION. Before approving any of these codes or any amendment to that code, the board of trustees must receive a certification from each of the Adviser, any Other Adviser and the Distributor that it has adopted procedures reasonably necessary to prevent access persons from violating its code of ethics.

          C. APPROVAL OF AMENDMENTS. The board of trustees must approve any material change to any of these codes no later than six months after adoption of the material change.

                                   APPENDIX A

BENEFICIAL OWNERSHIP

          The only guidance as to what constitutes beneficial ownership is provided by rules and releases of the SEC and court cases, which generally may be summarized as follows:

     A.   SECURITIES OWNED OF RECORD OR HELD IN YOUR NAME.

          Securities owned of record or held in your name are generally considered to be beneficially owned by you.

     B.   SECURITIES HELD IN THE NAME OF ANY OTHER PERSON.

          Securities held in the name of any other person are deemed to be beneficially owned by you if, because of any contract, understanding, relationship, agreement or other arrangement, you obtain benefits substantially equivalent to those of ownership. These benefits include the power to vote, or to direct the disposition of, securities.

          Beneficial ownership includes securities held by others for your benefit (regardless of record ownership), e.g.:

     - Securities held for you or family members (as defined in the code of ethics) by agents, custodians, brokers, trustees, executors or other administrators;

     - Securities owned by you, but which have not been transferred into your name on the records of the issuer;

     -    Securities which you have pledged;

     -    Securities owned by a partnership of which you are a member; and

     -    Securities owned by your personal holding corporation.

          You are presumed to beneficially own securities held in the name or for the benefit of family members, unless because of special and countervailing circumstances, you do not enjoy benefits substantially equivalent to ownership. Benefits substantially equivalent to ownership include, for example:

     - Application of the income derived from these securities to maintain a common home or to meet expenses which that person otherwise would meet from other sources, and

     - The ability to exercise a controlling influence over the purchase, sale or voting of these securities.

          You are also presumed to be the beneficial owner of securities held in the name of some other person, even though you do not obtain benefits of ownership, if you can vest or revest title in yourself either immediately or at some future time.

     C.   RIGHTS TO ACQUIRE SECURITIES WITHIN SIXTY DAYS.

          In addition, SEC rules deem a person to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of that security at any time (within 60 days) including but not limited to any rights to acquire the security:

     -    Through the exercise of any option, warrant or right;

     -    Through the conversion of a security; or

     - Pursuant to the power to revoke a trust, discretionary account, or similar arrangement.

     D.   SECURITIES HELD IN TRUST.

          Beneficial ownership includes the ownership of securities held in trust by you, as a trustee, if either you or a family member has a vested beneficial interest in the income, principal or other assets of the trust. As settlor of a trust you also have beneficial ownership of securities in the trust, if you as the settlor have the power to revoke the trust without obtaining the consent of the beneficiaries. There are certain exemptions to these trust beneficial ownership rules. One of these exemptions applies if you would have beneficial ownership of securities solely because of being a settlor or beneficiary of the trust, but your approval is not needed for the trust to own, acquire or dispose of securities.

     E.   SECURITIES HELD INDIRECTLY.

          Stockholders or partners of a company who use it as a personal securities trading or investment medium are presumed to be beneficial owners of their proportionate shares of these securities and investments if the company has no other substantial business. A general partner of a partnership is considered to have indirect beneficial ownership in the interest in securities held by the partnership.

          You will not be deemed to have any indirect beneficial ownership in portfolio securities held by

     - Any holding company registered under the Public Utility Holding Company Act of 1935,

     - Any investment company registered under the Investment Company Act of 1940,

     -    An employee pension or retirement plan or

     -    A business trust with more than 25 beneficiaries.

     F.   OTHER CONSIDERATIONS.

          Beneficial ownership must be determined in light of the facts of a particular case. Thus, while you may have to report security holdings and brokerage accounts of family members, you may nonetheless disclaim beneficial ownership of these securities and accounts. Contact the compliance supervisor if you have any questions about how to determine whether you have beneficial ownership of securities.

Adopted: November 10, 1999
Amended and restated: May 18, 2000
Further amended: March 3, 2004
Further amended: May 25, 2005
Further amended: May 28, 2009